Exhibit 31.2
Rule 13a-14(a)/15d-14(a) Certification
I, John Barrett, certify that:
1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of LoJack Corporation;
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

By:	/s/ John Barrett John Barrett
Interim Chief Financial Officer
(Principal Financial Officer)
Date: June 28, 2011